UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event Reported): August 28, 2024

Amphastar Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-36509	33-0702205
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

11570 6th Street
Rancho Cucamonga, California	91730
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (909) 980-9484

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

T
Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Common Stock, par value $0.0001 per share	AMPH	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On August 28, 2024 (the “Effective Date”) Armstrong Pharmaceuticals, Inc. (“Armstrong”), a wholly-owned subsidiary of Amphastar Pharmaceuticals, Inc. (the “Company”) and Hong Kong Genreach Limited (“Genreach”) a wholly-owned subsidiary of Nanjing Hanxin Pharmaceutical Technology Co., Ltd. (“Hanxin”), entered into a Distribution Agreement (the “Agreement”) pursuant to which Armstrong and Genreach will collaborate to expand distribution of the Company’s inhalation product, Primatene MIST® (“Primatene”) in Mainland China, Taiwan, Hong Kong, and Macau in the Greater China region (the “Region”). Per the terms of the Agreement, Armstrong has appointed Genreach as the exclusive distributor to market and sell Primatene in the Region. Genreach is responsible for obtaining any and all regulatory approvals in the Region for Primatene. During the term of the Agreement, Genreach is subject to minimum purchase amounts per contract year. Genreach and Armstrong will engage in profit sharing which will be determined using Genreach’s per unit net revenue for Primatene. Genreach has certain obligations with respect to the safety of data and quality control as set forth in a safety and data exchange agreement and quality agreement attached as appendices to the agreement and entered into in connection therewith. Each of Armstrong and Genreach have made customary representations, warranties and covenants in the Agreement. The term of the Agreement is for ten (10) years from the Effective Date, with negotiations on an extension of the Agreement to commence six (6) months prior to expiration, and both parties have termination rights without cause after completion of the 2nd contract year.

Payments under the Agreement will be made in U.S. dollars. The total revenue of the Agreement to the Company for the ten (10) year period of the Agreement is estimated to be $10 million, with payments adjusted based on actual currency exchange rates.

As previously disclosed in the Definitive Proxy Statement for the Company’s 2024 Annual Meeting of Stockholders, as filed with the SEC on Schedule 14A on April 12, 2024, Dr. Jack Zhang, the Company’s Chief Executive Officer, President, and Director; and Dr. Mary Luo, the Company’s Chairman, Chief Operating Officer, and Director; and certain members of their family beneficially own a majority of the equity interest in Hanxin, the parent of Genreach, and the Agreement between Armstrong and Genreach represents a related party transaction. Accordingly, the independent and disinterested members of the Audit Committee of the Board of Directors of the Company evaluated and approved entry into the Agreement following their review of applicable considerations.

The foregoing is a brief description of the material terms of the Agreement, does not purport to be a complete description of the rights and obligations of the parties thereunder, and is qualified in its entirety by reference to the copy of the Agreement that will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q to be filed with the Securities and Exchange Commission for the fiscal quarter ending September 30, 2024, and is incorporated herein by reference.

Forward-Looking Statements

All statements in this current report that are not historical are forward-looking statements, including, among other things, statements relating to the performance of the parties under the Agreement and the expected payments thereunder. These statements are not facts but rather are based on Amphastar’s historical performance and our current expectations, estimates, and projections regarding our business, operations, and other similar or related factors. Words such as "may," "might," "will," "could," "would," "should," "anticipate," "predict," "potential," "continue," "expect," "intend," "plan," "project," "believe," "estimate," and other similar or related expressions are used to identify these forward-looking statements, although not all forward-looking statements contain these words. You should not place undue reliance on forward-looking statements because they involve known and unknown risks, uncertainties, and assumptions that are difficult or impossible to predict and, in some cases, beyond Amphastar’s control. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including changes in laws and regulations and disruptions in supply chains as well as others described in Amphastar’s filings with the Securities and Exchange Commission, including in our Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on February 29, 2024 and in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2024 filed with the SEC on August 9, 2024. You can locate these reports through our website at http://ir.amphastar.com and on the SEC's website at www.sec.gov. The forward-looking statements in this current report speak only as of the date of the report. Amphastar undertakes no obligation to revise or update information or any forward-looking statements in this current report to reflect events or circumstances in the future, even if new information becomes available or if subsequent events cause our expectations to change.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMPHASTAR PHARMACEUTICALS, INC.
Date: August 30, 2024
	By:	/S/WILLIAM J. PETERS

William J. Peters
Chief Financial Officer, Executive Vice President and Treasurer